EXHIBIT 4.1

                                POWERSMART, INC.
                            1998 STOCK INCENTIVE PLAN

SECTION 1. PURPOSE

     The purpose of the PowerSmart, Inc. 1998 Stock Incentive Plan (the "Plan") is to promote the best interests of PowerSmart, Inc. (together with any successor thereto, the "Company") and its Subsidiaries, as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and any entities of which at least twenty percent (20%) of the equity interest is held directly or indirectly by the Company (together "Affiliates"), by encouraging and providing for the acquisition of an equity interest in the success of the Company by employees, non-employee members of the Board of Directors and certain consultants and advisors and by enabling the Company and its Affiliates to attract and retain the services of such individuals upon whose judgment, interest, skills, and special effort the successful conduct of their operations is largely dependent.

SECTION 2. EFFECTIVE DATE

     The Plan shall become effective on June 1, 1998, subject, however, to the approval of the Plan by the Company's stockholders within twelve (12) months before or after the date of adoption of the Plan by the Board of Directors of the Company (the "Board"). To the extent that any awards are made under the Plan prior to its approval by stockholders, they shall be contingent on approval of the Plan by the Company's stockholders.

SECTION 3. ADMINISTRATION

     The Plan shall be administered by the Board. The Board may allocate all or any portion of its responsibilities to any one or more of its members and may delegate all or any part of its responsibilities and powers to a committee of the Board consisting of at least two members or to any person or persons selected by it, except to the extent prohibited by applicable law or the applicable rules of a stock exchange or market. Any such allocation or delegation may be revoked by the Board at any time. Subject to the express provisions of the Plan, the Board shall have complete authority, in its discretion, to determine those individuals to whom awards shall be granted. In making such determinations, the Board may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the success of the Company, and such other factors as the Board in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Board shall also have complete authority to determine the types of awards and the number of shares covered by the awards, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms, conditions, performance criteria, restrictions and other provisions of such awards (which need not be identical among participants) and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determinations on the matters referred to in this paragraph shall be conclusive.

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SECTION 4. ELIGIBILITY AND PARTICIPATION

     Participants in the Plan shall be selected by the Board from among those individuals who are an employee or a non-employee director of the Company or of any of its Affiliates, consultants, or advisors providing valuable services to the Company (irrespective of their respective citizenship, residence or domicile), as the Board may designate from time to time (the "Participants"). The Board shall consider such factors as it deems appropriate in selecting Participants and in determining the type and amount of their respective awards. The Board's designation of a Participant in any year shall not require the Board to designate such person to receive an award in any other year.

SECTION 5. STOCK SUBJECT TO PLAN

          5.1 NUMBER. Subject to adjustment as provided in Section 5.3, the maximum number of shares of common stock of the Company, $0.01 par value ("Stock"), which may be issued under the Plan shall be 2,250,000. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock.

          5.2 UNUSED STOCK; UNEXERCISED RIGHTS. If, after the effective date of the Plan, any shares of Stock covered by an award granted under the Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is canceled prior to the delivery of all of the shares of Stock or of other consideration issuable or payable pursuant to such award, then the number of shares of Stock counted against the number of shares available under the Plan in connection with the grant of such award, shall again be available for the granting of additional awards under the Plan to the extent determined to be appropriate by the Board.

          5.3 ADJUSTMENT IN CAPITALIZATION.

          (a) In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reorganization, merger as to which the Company is the surviving corporation, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the awards or potential awards intended to be made available under the Plan, then the Board may, in such manner as it may deem equitable, adjust any or all of
     (i) the number and type of shares of Stock subject to the Plan and which thereafter may be made the subject of awards under the Plan; (ii) the number and type of shares of Stock subject to outstanding awards; and (iii) the grant, purchase or exercise price with respect to any award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; PROVIDED, HOWEVER, in each case, that with respect to awards of incentive stock options no such adjustment shall be authorized to the extent that such adjustment would cause such options previously awarded to cease to be treated as incentive stock options; and PROVIDED FURTHER, HOWEVER, that the number of shares of Stock subject to any award payable or denominated in Stock shall always be a whole number.

          (b) In the event of a merger or similar reorganization in which the Company does not survive, or a sale of substantially all of the assets of the Company, the Company shall use commercially reasonable efforts to make

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     adequate  provisions such that incentive options and non-qualified  options outstanding hereunder, to the extent not then exercised, shall vest in accordance with the express provisions of the Plan. Subject to such vesting, the options shall continue to represent the right to purchase the number of shares of stock to which the holder of such option would have been entitled had the non-exercised portion of such option been exercised in full on the date of such corporate action.

SECTION 6. TERM OF THE PLAN

     No award shall be granted under the Plan after May 31, 2008. However, unless otherwise expressly provided in the Plan or in an applicable award agreement, any award theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the authority of the Board to amend, alter, adjust, suspend, discontinue or terminate any such award, or to waive any conditions or restrictions with respect to any such award, and the authority of the Board to amend the Plan, shall extend beyond such date.

SECTION 7. STOCK OPTIONS

          7.1 GRANT OF OPTIONS. Options may be granted to Participants at any time and from time to time as shall be determined by the Board. The Board shall have complete discretion in determining the number, terms and conditions of options granted to a Participant. The Board also shall determine whether an option is intended to be an incentive stock option within the meaning of Section 422 of the Code or a nonqualified stock option; PROVIDED, HOWEVER, that only Participants who are employees of the Company or one of its Subsidiaries at the time of grant may receive grants of incentive stock options.

          7.2 INCENTIVE STOCK OPTIONS.

          (a) EXERCISE. Except as provided in paragraph (b) below, incentive stock options shall be exercisable at option prices of not less than one hundred percent (100%) of the fair market value of the Stock on the date of grant, as such fair market value is determined by such methods or procedures as shall be established from time to time by the Board ("Fair Market Value"), and shall be exercisable over not more than ten (10) years after the date of grant.

          (b) TEN-PERCENT OWNERS. Anything in this Plan to the contrary notwithstanding, the following terms and conditions shall apply to incentive stock options granted hereunder to a "10-percent owner." For this purpose, a "10-percent owner" shall mean a Participant who, at the time the incentive stock option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary thereof. In determining stock ownership, an optionee shall be considered as owning the stock owned, directly or indirectly, by or for his spouse (other than a spouse who is legally separated from the optionee under a decree of divorce or separate maintenance), and his children, grandchildren and parents. With respect to a 10-percent owner, the price at which shares of Stock may be purchased under an incentive stock option granted pursuant to this Plan shall be not less than one hundred ten percent (110%) of the Fair Market Value thereof

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     on the date of grant. Incentive stock options granted to a 10-percent owner shall be exercisable over not more than five (5) years after the date of grant.

          (c) TERMINATION IN EMPLOYMENT. Except as otherwise provided by the Board, no incentive stock option may be exercised more than (i) three (3) months after a Participant terminates his employment with the Company for any reason other than death or disability as determined by the Board or
     (ii) twelve (12) months after a Participant terminates his employment with the Company by reason of death or disability as determined by the Board. In all other respects, the terms of any incentive stock option granted under the Plan are intended to comply with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder.

          (d) LIMITS ON INCENTIVE STOCK OPTIONS. The aggregate Fair Market Value, as determined by the Board, of the Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and its Subsidiaries shall not exceed one hundred thousand dollars ($100,000), and any grant of an incentive stock option that is in excess of such limit shall be treated as a nonqualified stock option. For purposes of this paragraph, the Fair Market Value of the Stock subject to an incentive stock option shall be determined as of the date the incentive stock option is granted.

          (e) REDESIGNATION AS NONQUALIFIED STOCK OPTION. If an incentive stock option at any time fails to meet the requirements of Section 422 of the Code, such option, to the extent the requirements of Section 422 of the Code are not met, shall be treated as a nonqualified stock option for Federal income tax purposes automatically without further action by the Board, effective as of the first date on which any such requirement was not met. The requirements for incentive stock options under Section 422 of the Code include minimum holding period requirements that specify that the stock acquired upon exercise of an incentive stock option must be held for at least two years from the date of grant and one year from the date of exercise.

     7.3 NONQUALIFIED STOCK OPTIONS. Nonqualified stock options will be exercisable at option prices of not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant, unless otherwise determined by the Board. Nonqualified stock options will be exercisable at such times and subject to such terms and conditions as determined by the Board at grant or thereafter.

     7.4 AWARD AGREEMENT. Each option shall be evidenced by an award agreement that shall specify the type of option granted, the option price, the duration of the option, the number of shares of Stock covered by the option and such other provisions as the Board shall determine.

     7.5 PAYMENT. Subject to the following provisions of this Section 7.5, the full option price for shares of Stock purchased upon the exercise of any option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Board and described in clause (b) of this
Section 7.5, payment may be made as soon as practicable after the exercise). The Board shall determine the methods and the forms for payment of the purchase

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price of options,  including (a) by effective  receipt of cash or, to the extent permitted by the Board, other mature shares of the Company (as defined by U.S. Generally Accepted Accounting Principles) having a then Fair Market Value equal to the purchase price of such shares or any combination thereof; or (b) by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the entire option price and any tax withholding resulting from such exercise. Shares of Stock tendered shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. Upon receipt of the payment of the entire option price for the shares so purchased, certificates for such shares shall be delivered to the Participant.

SECTION 8. STOCK APPRECIATION RIGHTS

          8.1 GRANT OF STOCK APPRECIATION RIGHTS. Stock appreciation rights may be granted to Participants. Each grant of stock appreciation rights shall be in writing. A stock appreciation right may relate to a specific option granted under the Plan and may, in such case, relate to all or part of the option shares covered by the related option, or may be granted independently of any option granted under the Plan. Stock appreciation rights granted in tandem or in addition to an option may be granted either at the same time as the option or at a later time. Subject to the terms of the Plan, the grant price, term, calculation of Fair Market Value, and any other terms and conditions of any stock appreciation right shall be as determined by the Board.

          8.2 EXERCISE OR MATURITY OF STOCK APPRECIATION RIGHTS. The Board may impose such conditions or restrictions on the exercise of any stock appreciation right as it may deem appropriate. A stock appreciation right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Stock on the date of exercise of the stock appreciation right over the exercise price thereof. The Board shall determine the time or times at which or the event or events upon which a stock appreciation right may be exercised in whole or in part, the method of exercise and whether such stock appreciation right shall be settled in cash, Stock, a combination of cash and Stock or some other form; PROVIDED, HOWEVER, that unless otherwise determined by the Board, stock appreciation rights that relate to a specific option granted under the Plan shall be exercisable or shall mature at such time or times, on the conditions and to the extent and in the proportion, that any related option is exercisable and may be exercised or mature for all or part of the shares of Stock subject to the related option.

SECTION 9. RESTRICTED STOCK

          9.1 AWARDS. The Board is hereby authorized to issue restricted stock to Participants, with or without payment therefor, as additional compensation, or in lieu of other compensation, for their services to the Company and/or any Affiliate. Restricted stock shall be subject to such terms and conditions as the Board determines appropriate, including, without limitation, restrictions on sale or other disposition and the right of the Company to reacquire such restricted stock upon termination of the Participant's employment within specified periods, as prescribed by the Board.

          9.2 OTHER RESTRICTIONS. Without limitation, such terms and conditions may provide that restricted stock shall be subject to forfeiture if the Company or the Participant fails to achieve certain goals established by the Board over

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a designated  period of time.  The goals  established by the Board may relate to any one or more of the following: revenues, earnings per share, return on shareholder equity, return on average total capital employed, return on net assets employed before interest and taxes, economic value added and/or such other goals as may be established by the Board in its discretion. In the event the minimum goal established by the Board is not achieved at the conclusion of a period, all shares of restricted stock shall be forfeited. In the event the maximum goal is achieved, no shares of restricted stock shall be forfeited. Partial achievement of the maximum goal may result in forfeiture corresponding to the degree of nonachievement to the extent specified in writing by the Board when the grant is made. The Board shall certify in writing as to the degree of achievement after completion of the performance period.

          9.3 REGISTRATION. Any restricted stock granted under the Plan to a Participant may be evidenced in such manner as the Board may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of restricted stock granted under the Plan to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Board) referring to the terms, conditions and restrictions applicable to such restricted stock.

          9.4 OTHER RIGHTS. Unless otherwise determined by the Board, during the period of restriction, Participants holding shares of restricted stock granted hereunder may exercise full voting rights with respect to those shares and shall be entitled to receive all dividends and other distributions paid or made with respect to those shares while they are so held; PROVIDED, HOWEVER, that the Board may provide in any grant of shares of restricted stock that payment of dividends thereon may be deferred until termination of the period of restriction and may be made subject to the same restrictions regarding forfeiture as apply to such shares of restricted stock. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of restricted stock with respect to which they were paid.

          9.5 FORFEITURE. Unless the Board otherwise determines at or after grant, upon termination of employment or service of a Participant with the Company (as determined under criteria established by the Board) for any reason during the applicable period of restriction, all shares of restricted stock still subject to restriction shall be forfeited by the Participant to the Company; PROVIDED, HOWEVER, that the Board may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock held by a Participant.

SECTION 10. PERFORMANCE SHARES AND PERFORMANCE UNITS

          10.1 ISSUANCE. The Board is hereby authorized to grant performance shares and performance units to Participants. Subject to Section 5.1, the Board shall have complete discretion in determining the number of performance units and performance shares granted to a Participant and the other terms and conditions of such awards.

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          10.2  PERFORMANCE  SHARES.  The Board  may grant the right to  receive shares of Stock ("performance shares") to a Participant that the Participant may earn in whole or in part if the Company or the Participant achieves certain performance goals established by the Board over a designated period of time as determined by the Board. Any such grant shall be in writing. The Board shall have the discretion to satisfy an obligation to deliver a Participant's performance shares by delivery of less than the number of shares earned together with a cash payment equal to the then Fair Market Value of the shares not delivered. The number of shares of Stock reserved for issuance under the Plan shall be reduced only by the number of shares delivered in respect of earned performance shares. At the time of making an award of performance shares, the Board shall set forth the consequences of the termination of a Participant's employment or service with the Company or an Affiliate prior to the expiration of the designated performance period in respect of which the performance shares are awarded.

          10.3 PERFORMANCE UNITS. The Board may grant the right to receive cash or shares of Stock ("performance units") to a Participant that the Participant may earn in whole or in part if the Company or the Participant achieves certain performance goals established by the Board over a designated period of time as determined by the Board. Any such grant shall be in writing. Payment of a performance unit earned may be in cash or in shares of Stock or in a combination of both, as the Board in its sole discretion determines. The number of shares of Stock reserved for issuance under the Plan shall be reduced only by the number of shares delivered in payment of performance units. At the time of making an award of performance units, the Board shall set forth the consequences of the termination of a Participant's employment or service with the Company or an Affiliate prior to the expiration of the designated performance period in respect of which the performance units are awarded.

          10.4 PERFORMANCE GOALS. Unless the Board otherwise determines at the time of grant of performance shares or performance units, the performance objectives with respect to such award shall include at least one of the following criteria, which may be determined solely by reference to the performance of the Company or a Subsidiary or based on comparative performance relative to other companies: (i) total return to shareholders, (ii) return on equity, (iii) operating income or net income, (iv) return on capital, (v) economic value added, (vi) earnings per share of Stock, or (vii) market price of the Stock. Except to the extent otherwise expressly provided herein, the Board may, at any time and from time to time, change the performance objectives applicable with respect to any performance shares or performance units to reflect such factors, including, without limitation, changes in a Participant's duties or responsibilities or changes in business objectives (e.g., from corporate to Subsidiary or business unit performance or vice versa), as the Board shall deem necessary or appropriate.

          10.5 TERMINATION. Unless the Board otherwise determines at or after grant, the rights of a Participant with respect to an award of performance shares or performance units outstanding at the time of the Participant's termination of employment or services to the Company shall be determined under this section. In the event that a Participant's employment or services to the Company terminate due to the Participant's (i) death, (ii) disability or (iii) retirement, with the consent of the Board, any award of performance shares or performance units shall become vested and nonforfeitable at the end of the measurement period as to that number of shares or units which is equal to that percentage, if any, of such award that would have been earned based on the attainment or partial attainment of such performance goals. In all other cases,

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any portion of any award of performance shares or performance units that has not become nonforfeitable at the date of a Participant's termination of employment or service to the Company shall be forfeited as of such date.

SECTION 11. OTHER AWARDS

          11.1 OTHER STOCK-BASED AWARDS. Other awards, valued in whole or in part by reference to, or otherwise based on, shares of Stock, may be granted either alone or in addition to or in conjunction with any awards described in this Plan for such consideration, if any, and in such amounts and having such terms and conditions as the Board may determine.

          11.2 OTHER BENEFITS. The Board shall have the right to provide types of benefits under the Plan in addition to those specifically listed, if the Board believes that such benefits would further the purposes for which the Plan was established.

SECTION 12. TRANSFERABILITY

     Each award granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, except that a Participant may, to the extent allowed by the Board and in a manner specified by the Board (a) designate in writing a beneficiary to exercise the award after the Participant's death; or (b) transfer any award; PROVIDED, HOWEVER, that in no event may incentive stock options be transferred other than by will or the laws of descent and distribution.

SECTION 13. RIGHTS OF PARTICIPANTS

     Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment or service at any time nor confer upon any Participant any right to continue in the employ or service of the Company or any Affiliate. The Plan does not constitute a contract of employment, and any grant of Options or Stock pursuant to the Plan will not give any employee or Participant the right to be retained in the employ or service of the Company or any Affiliate. The grant of an Option under the Plan shall not confer upon the holder thereof any right as a shareholder of the Company. As of the date on which an optionee exercises an Option, the optionee shall have all rights of a shareholder of record with respect to the number of shares of Stock as to which the Option is exercised, irrespective of whether certificates to evidence the shares of stock have been issued on such date.

SECTION 14. [Intentionally Omitted]

SECTION 15. AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

          15.1 AMENDMENTS AND TERMINATION. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan; PROVIDED, HOWEVER, that stockholder approval of any amendment of the Plan shall be obtained if otherwise required by the Code or any rules promulgated thereunder (in order to allow for incentive stock options to be granted under the Plan). Termination of the Plan shall not affect the rights of Participants with respect to awards previously

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granted to them,  and all  unexpired  awards shall  continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

          15.2 WAIVER OF CONDITIONS. The Board may, in whole or in part, waive any conditions or other restrictions with respect to any award granted under the Plan.

SECTION 16. TAXES

     The Company shall be entitled to withhold the amount of any federal, state and local income and employment taxes attributable to any amount payable or shares of Stock deliverable under the Plan after giving the person entitled to receive such amount or shares of Stock notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Board may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of the Federal, state and local withholding taxes arising in connection with an award under the Plan by electing to (i) have the Company withhold shares of Stock with a value equal to the amount required to be withheld, (ii) tender back shares of Stock received in connection with such award, or (iii) deliver other previously owned shares of Stock, in each case having a Fair Market Value equal to the amount to be withheld; PROVIDED, HOWEVER, that the amount to be withheld shall not exceed the Participant's estimated total Federal, state and local tax obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as required by the Board. The Fair Market Value of fractional shares of Stock remaining after payment of the withholding taxes shall be paid to the Participant in cash.

SECTION 17. MISCELLANEOUS

          17.1 STOCK TRANSFER RESTRICTIONS. (a) Shares of Stock purchased under the Plan may not be sold or otherwise disposed of except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or in a transaction which, in the opinion of counsel for the Company, is exempt from registration under the Act; and (ii) in compliance with state securities laws. The Board may waive the foregoing restrictions, in whole or in part, in any particular case or cases or may terminate such restrictions whenever the Board determines that such restrictions afford no substantial benefit to the Company.

          (b) All certificates for shares delivered under the Plan pursuant to any award or the exercise thereof shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the Plan and any applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

          17.2 OTHER PROVISIONS. The grant of any award under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Board determines appropriate, including, without limitation, provisions for (a) the Participant's agreement to abide by any non-disclosure or non-compete requirements or restrictions as specified in the Participant's award agreement; (b) one or more means to enable Participants to defer recognition of taxable income relating to awards or cash payments derived therefrom, which means may provide for a return to a Participant on amounts deferred as determined by the Board (PROVIDED that no such deferral means may result in an increase in the number of shares of Stock issuable hereunder); (c) the purchase of Stock under options in installments; or (d) the financing of the purchase of Stock under the options in the form of a promissory note issued to the Company by a Participant on such terms and conditions as the Board determines.

          17.3 AWARD AGREEMENT. No person shall have any rights under any award granted under the Plan unless and until the Company and the Participant to whom the award was granted shall have executed an award agreement in such form as shall have been approved by the Board.

SECTION 18. LEGAL CONSTRUCTION

          18.1 REQUIREMENTS OF LAW. The granting of awards under the Plan and the issuance of shares of Stock in connection with an award, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges or markets as may be required.

          18.2 GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

          18.3 SEVERABILITY. If any provision of the Plan or any award agreement or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or award, or would disqualify the Plan, any award agreement or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, any award agreement or the award, such provision shall be stricken as to such jurisdiction, person or award, and the remainder of the Plan, any such award agreement and any such award shall remain in full force and effect.

                                POWERSMART, INC.
                        INCENTIVE STOCK OPTION AGREEMENT

          THIS AGREEMENT made and entered into as of the 1st day of ____, 2001 (the "Grant Date"), by and between POWERSMART, INC., a Delaware corporation (the "Company"), and ______________________, an employee of the Company ("Participant").

                                 R E C I T A L S

          WHEREAS, the Company has in effect the PowerSmart, Inc. 1998 Stock Incentive Plan (the "Plan"), which permits options to purchase shares of the Company's common stock, $0.01 par value ("Stock"), to be granted to employees of the Company and other eligible individuals.

          WHEREAS, the Company believes it to be in the best interests of the Company and its shareholders for employees and others interested in the Company to obtain or increase their stock ownership interest in the Company in order that they will have a greater incentive to work for and manage the Company's affairs.

          WHEREAS, the Participant has been selected by the Board of Directors of the Company (the "Board") and is eligible to receive an option under the Plan.

                                A G R E E M E N T

          NOW, THEREFORE, in consideration of the promises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

          1. GRANT. Subject to the terms and conditions of the Plan, a copy of which is attached hereto and made a part hereof, and this Agreement, the Company hereby grants to Participant an option to purchase from the Company all or any part of an aggregate number of __________ shares of Stock (hereinafter such shares of Stock are referred to as the "Optioned Shares", and the option to purchase the Optioned Shares is referred to as the "Option"). The Option is intended to qualify as an "Incentive Stock Option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          2. VESTING. The Option shall vest and become exercisable by Participant during the period of his continuous employment by the Company with respect to one-quarter of the Optioned Shares on the first anniversary of the grant date, as to an additional one-quarter of the Optioned Shares on the second anniversary of the grant date, as to an additional one-quarter of the Optioned Shares on the third anniversary of the grant date, and as to the remaining one-quarter of the Optioned Shares on the fourth anniversary of the grant date. If the Participant's employment with the Company changes from full-time to part-time status or is interrupted by a leave of absence, the Board, in its sole discretion, may delay the vesting of the Option pursuant to this paragraph 2 for such period as it reasonably deems appropriate.

          3. PRICE. The price to be paid for the Optioned Shares shall be $____ per share, which represents not less than one hundred percent (100%) of the Fair Market Value of the Optioned Shares on the Grant Date.

          4. TERM; EXERCISE. Subject to the terms and conditions of the Plan and this Agreement, the Option may be exercised by the Participant while in the employ of the Company, in whole or in part, from time to time with respect to any shares for which the right to exercise shall have accrued pursuant to paragraph 2 hereof, but only during the period beginning on the date of this Agreement and ending on the tenth anniversary of this Agreement.

          5. LIMIT ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate fair market value, as determined by the Board, of the Stock with respect to which Incentive Stock Options are first exercisable by the Participant during any calendar year (under the Plan and all other plans of the Company and its Subsidiaries) exceeds One Hundred Thousand Dollars ($100,000), such Option as to the excess shall be treated as a Non-Qualified Stock Option.

          6.   METHOD OF EXERCISE.

          (a) The Option may be exercised only by written notice, delivered or mailed by postpaid registered or certified mail, addressed to the treasurer of the Company at the Company's principal executive offices specifying the number of Optioned Shares being purchased. Such notice shall be accompanied by payment of the entire Option price of the Optioned Shares being purchased: (i) by a cashier's or certified check in United States dollars;
     (ii) with the consent of the Board, by tendering previously acquired shares of Stock which have been held for at least six (6) months and are valued at their Fair Market Value at the time of exercise; or (iii) with the consent of the Board, by any combination of (i) and (ii). For purposes of this paragraph, Fair Market Value shall be determined in the same manner as the Fair Market Value of the Stock on the Grant Date was determined pursuant to paragraph 3 hereof.

          (b) Shares of Stock tendered shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. Upon receipt of the payment of the entire purchase price of the Optioned Shares so purchased, certificates for such Optioned Shares shall be issued to the Participant. The Optioned Shares so purchased shall be fully paid and nonassessable.

          (c) The requirements for incentive stock options under Section 422 of the Code include minimum holding period requirements that require the Stock acquired upon exercise of the Option to be held for at least two years from the date of grant and one year from the date of exercise.

          7.   TERMINATION OF EMPLOYMENT.

          (a) Except as otherwise provided by the Board, if the Participant ceases to be an employee of the Company for any reason other than for cause or due to death or disability (as defined below), then the Participant may exercise the Option, to the extent vested and exercisable as of the date of the Participant's termination, for a period of thirty (30) days after such termination of employment, but in no event beyond the expiration date of the Option as specified in paragraph 4 hereof (the "Expiration Date").

          (b) If the Participant ceases to be an employee of the Company or ceases to be otherwise eligible by reason of death or disability as defined in Section 22(e)(3) of the Code, then, notwithstanding the provisions of paragraph 2, the Option shall be 100% vested on the date of death or disability and the Participant (or the Participant's beneficiary or estate in the event of the Participant's death) may exercise the Option for a period of one (1) year following the date of death or disability, but in no event beyond the Expiration Date.

          (c) If the Participant's employment is terminated for "cause", as determined by the Board, the Option shall terminate immediately upon such termination of employment.

          8. NO RIGHTS AS A SHAREHOLDER. The grant of an Option hereunder shall not confer upon the Participant any rights as a shareholder of the Company until and unless the Option is duly exercised. As of the date on which the Participant exercises an Option, the Participant shall have all rights of a shareholder of record with respect to the number of shares of Stock as to which the Option is exercised, irrespective of whether certificates to evidence the shares of Stock have been issued on such date.

          9. NONTRANSFERABILITY; COLLATERAL. The Option shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution, except that a Participant may, to the extent allowed by the Board (a) designate in writing a beneficiary to exercise the award after the Participant's death; or (b) transfer any award; provided, however, that in no event may incentive stock options be transferred other than by will or the laws of descent and distribution. The Option may not be assigned, mortgaged or pledged as any type of security or collateral.

          10. RESTRICTIONS ON TRANSFERS OF STOCK. The Participant agrees for himself and his heirs, legatees and legal representatives, with respect to all shares of Stock acquired pursuant to the terms and conditions of this Agreement (or any shares of Stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor), that he and his heirs, legatees and legal representatives will not sell or otherwise dispose of such shares except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or except in a transaction that, in the opinion of counsel for the Company, is exempt from registration under the Act. As further conditions to the issuance of the Optioned Shares, the Participant agrees for himself, and his heirs, legatees and legal representatives, prior to such issuance, to execute and deliver to the Company such investment representations and warranties, and to take such other actions, as counsel for the Company determines may be necessary or appropriate for compliance with the Act and any applicable securities laws. Unless otherwise determined by the Board, the Participant agrees that any certificate representing shares of Stock acquired upon exercise of the Option shall bear the following legend:

     The shares of Stock represented by this certificate are restricted securities as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). These shares may not be sold, transferred or disposed of unless they are registered under the Act, or sold in a transaction that is exempt from registration under the Act and any applicable state securities laws.

          11. ADJUSTMENTS. If the Company shall at any time change the number of shares of its Stock without new consideration to the Company (such as by stock dividend, stock split or similar transaction), the total number of shares then remaining subject to purchase hereunder shall be changed in proportion to the change in issued shares, and the Option price per share shall be adjusted so that the total consideration payable to the Company upon the purchase of all shares not theretofore purchased shall not be changed. In the event there shall be any change, other than as specified above, in the number or kind of outstanding shares of Stock or of any stock or other securities into which such Stock shall have been changed or for which it shall have been exchanged, then if the Board shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares subject to the Option, such adjustment shall be made by the Board. The Option price for each share of Stock or other securities substituted or adjusted as provided in this paragraph shall be determined by dividing the Option price for each share prior to such substitution or adjustment by the number of shares or the fraction of a share substituted for such share or to which such share shall have been adjusted. No adjustment or substitution provided for in this paragraph shall require the Company to sell a fractional share.

          12. POWERS OF COMPANY NOT AFFECTED. The existence of the Option herein granted shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          13. INTERPRETATION. As a condition of the granting of the Option, the Participant agrees for himself and his legal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Board in its sole discretion, and any interpretation by the Board of the terms of this Agreement shall be final, binding and conclusive. Without derogation of the foregoing, whenever the context requires, the gender of all words used herein shall not be restrictive in application, and the singular shall include the plural and vice versa.

          14. AMENDMENT OR MODIFICATION. No term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against whom or which the enforcement of the amendment, modification or supplement is sought.

          15. GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Delaware as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

          16. TERMS OF PLAN GOVERN. All parties acknowledge that this option is granted under and pursuant to the Plan, which shall govern all rights, interests, obligations and undertakings of both the Company and the Participant. All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers and its corporate seal hereunto affixed, and the Participant has hereunto affixed his hand the day and year first above written.


                                       POWERSMART, INC.


                                       By:
                                           -------------------------------------
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                       PARTICIPANT:


                                       -----------------------------------------

                                POWERSMART, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT

          THIS AGREEMENT made and entered into as of the 5th day of February, 2002 (the "Grant Date"), by and between POWERSMART, INC., a Delaware corporation (the "Company"), and _______, an eligible individual ("Participant") under the terms of the PowerSmart, Inc. 1998 Stock Incentive Plan ("Plan").

                                 R E C I T A L S

          WHEREAS, the Company has in effect the Plan, which permits options to purchase shares of the Company's common stock, $0.01 par value ("Stock"), to be granted to employees of the Company and other eligible individuals.

          WHEREAS, the Company believes it to be in the best interests of the Company and its shareholders for employees and others interested in the Company to obtain or increase their stock ownership interest in the Company in order that they will have a greater incentive to work for and manage the Company's affairs.

          WHEREAS, the Participant has been selected by the Board of Directors of the Company (the "Board") and is eligible to receive an option under the Plan.

                                A G R E E M E N T

          NOW, THEREFORE, in consideration of the promises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

          1. GRANT. Subject to the terms and conditions of the Plan, a copy of which is attached hereto and made a part hereof, and this Agreement, the Company hereby grants to Participant an option to purchase from the Company all or any part of an aggregate number of ____ shares of Stock (hereinafter such shares of Stock are referred to as the "Optioned Shares", and the option to purchase the Optioned Shares is referred to as the "Option"). The Option is not intended to qualify as an "Incentive Stock Option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          2. VESTING. Notwithstanding any provision hereof to the contrary, the Option shall be exercisable by Participant only to the extent the option has vested as provided herein. The Option shall vest and become exercisable by Participant the next day after the Grant Date. The Board, in its sole discretion, may delay the vesting of the Option pursuant to this paragraph 2 for such period as it reasonably deems 2. appropriate in respect of any Participant whose status as a consultant, employee of a consultant or employee of the Company changes or is interrupted by a leave of absence.

          3. PRICE. The price to be paid for the Optioned Shares shall be US $0.77 per share, which represents not less than one hundred percent (100%) of the Fair Market Value of the Optioned Shares on the Grant Date.

          4. TERM; EXERCISE. Subject to the terms and conditions of the Plan and this Agreement, the Option may be exercised by the Participant while serving as consultant to, an employee of a consultant to, or an employee of the Company, in whole or in part, from time to time with respect to any shares for which the right to exercise shall have accrued pursuant to paragraph 2 hereof, but only during the period beginning on the date of this Agreement and ending on the tenth anniversary of this Agreement; provided, however, that if the Participant is not a consultant to, an employee of a consultant to, or an employee of the Company as of the date of this Agreement, the Participant may exercise the Option at any time, in whole or in part, from time to time with respect to any shares for which the right to exercise shall have accrued pursuant to paragraph 2 hereof, but only during the period beginning on the date of this Agreement and ending on the tenth anniversary hereof.

          5.   METHOD OF EXERCISE.

          (a) The Option may be exercised only by written notice, delivered or mailed by postpaid registered or certified mail, addressed to the treasurer of the Company at the Company's principal executive offices specifying the number of Optioned Shares being purchased. Such notice shall be accompanied by payment of the entire Option price of the Optioned Shares being purchased: (i) by a cashier's or certified check in United States dollars;
     (ii) with the consent of the Board, by tendering previously acquired shares of Stock valued at their Fair Market Value at the time of exercise; or
     (iii) with the consent of the Board, by any combination of (i) and (ii). For purposes of this paragraph, Fair Market Value shall be determined in the same manner as the Fair Market Value of the Stock on the Grant Date was determined pursuant to paragraph 3 hereof.

          (b) Shares of Stock tendered shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. Upon receipt of the payment of the entire purchase price of the Optioned Shares so purchased, certificates for such Optioned Shares shall be issued to the Participant. The Optioned Shares so purchased shall be fully paid and nonassessable.

          6.   TERMINATION.

          (a) Except as may otherwise be provided by the Board, if the Participant is as of the date of this Agreement a consultant to, an employee of a consultant to, or an employee of the Company and hereafter ceases service as such (without contemporaneously commencing service in another of such roles) or to be otherwise eligible under the Plan for any reason other than a termination for cause or due to death or disability (as defined below), then the Participant's right to exercise the Option, to the extent (if any) vested and exercisable as of the date of the termination of such service by Participant, shall terminate thirty (30) days after such termination of consulting, employment or eligible status, but in no event beyond the expiration date of the Option as specified in paragraph 4 hereof (the "Expiration Date").

          (b) If, by reason of death or disability as defined in Section 22(e)(3) of the Code, the Participant ceases to be a consultant to, an employee of a consultant to, or an employee of the Company (without contemporaneously commencing service in another of such roles) or ceases to be otherwise eligible then, notwithstanding the provisions of paragraph 2, the Option shall be 100% vested on the date of death or disability and the Participant (or the Participant's beneficiary or estate in the event of the Participant's death) may exercise the Option for a period of one (1) year following the date of death or disability, but in no event beyond the Expiration Date.

          (c) If the Participant's status as a consultant to, an employee of a consultant to, or as an employee of the Company is terminated for "cause," as determined by the board of directors of the consultant or the Board of the Company, respectively, the Option shall terminate immediately upon such termination of such consultancy or employment.

          (d) If the Participant is not a consultant to, an employee of a consultant to, or an employee of the Company as of the date of this Agreement, the Option shall be exercisable for a period of one (1) year following the date of death of the Participant, but in no event beyond the Expiration Date.

          7. NO RIGHTS AS A SHAREHOLDER. The Participant shall not be deemed for any purposes to be a shareholder of the Company with respect to any shares that may be acquired hereunder except to the extent that the Option shall have been exercised with respect thereto and a stock certificate issued therefore.

          8. NONTRANSFERABILITY; COLLATERAL. The grant of an Option hereunder shall not confer upon the Participant any rights as a shareholder of the Company until and unless the Option is duly exercised. As of the date on which the Participant exercises an Option, the Participant shall have all rights of a shareholder of record with respect to the number of shares of Stock as to which the Option is exercised, irrespective of whether certificates to evidence the shares of Stock have been issued on such date.

          9. RESTRICTIONS ON TRANSFERS OF STOCK. The Participant agrees for himself and his heirs, legatees and legal representatives, with respect to all shares of Stock acquired pursuant to the terms and conditions of this Agreement (or any shares of Stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor), that he and his heirs, legatees and legal representatives will not sell or otherwise dispose of such shares except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or except in a transaction that, in the opinion of counsel for the Company, is exempt from registration under the Act. As further conditions to the issuance of the Optioned Shares, the Participant agrees for himself, and his heirs, legatees and legal representatives, prior to such issuance, to execute and deliver to the Company such investment representations and warranties, and to take such other actions, as counsel for the Company determines may be necessary or appropriate for compliance with the Act and any applicable securities laws. Unless otherwise determined by the Board, the Participant agrees that any certificate representing shares of Stock acquired upon exercise of the Option shall bear the following legend:

     The shares of Stock represented by this certificate are restricted securities as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). These shares may not be sold, transferred or disposed of unless they are registered under the Act, or sold in a transaction that is exempt from registration under the Act and any applicable state securities laws.

          10. ADJUSTMENTS. If the Company shall at any time change the number of shares of its Stock without new consideration to the Company (such as by stock dividend, stock split or similar transaction), the total number of shares then remaining subject to purchase hereunder shall be changed in proportion to the change in issued shares, and the Option price per share shall be adjusted so that the total consideration payable to the Company upon the purchase of all shares not theretofore purchased shall not be changed. In the event there shall be any change, other than as specified above, in the number or kind of outstanding shares of Stock or of any stock or other securities into which such Stock shall have been changed or for which it shall have been exchanged, then if the Board shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares subject to the Option, such adjustment shall be made by the Board. The Option price for each share of Stock or other securities substituted or adjusted as provided in this paragraph shall be determined by dividing the Option price for each share prior to such substitution or adjustment by the number of shares or the fraction of a share substituted for such share or to which such share shall have been adjusted. No adjustment or substitution provided for in this paragraph shall require the Company to sell a fractional share.

          11. POWERS OF COMPANY NOT AFFECTED. The existence of the Option herein granted shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          12. INTERPRETATION. As a condition of the granting of the Option, the Participant agrees for himself and his legal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Board in its sole discretion, and any interpretation by the Board of the terms of this Agreement shall be final, binding and conclusive. Without derogation of the foregoing, whenever the context requires, the gender of all words used herein shall not be restrictive in application, and the singular shall include the plural and vice versa.

          13. AMENDMENT OR MODIFICATION. No term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against whom or which the enforcement of the amendment, modification or supplement is sought.

          14. GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Delaware as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

          15. TERMS OF PLAN GOVERN. All parties acknowledge that this option is granted under and pursuant to the Plan, which shall govern all rights, interests, obligations and undertakings of both the Company and the Participant. All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers and its corporate seal hereunto affixed, and the Participant has hereunto affixed his hand the day and year first above written.


                                       POWERSMART, INC.


                                       By:
                                           -------------------------------------
                                           J. Norman Allen
                                           President and CEO


                                       PARTICIPANT:


                                       -----------------------------------------

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